SUB-ITEM 77Q3

AIM Income Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 1/31/2009
File number: 811-05686
Series No.:  5

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                      $ 11,249
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                      $ 1,899
        Class C                      $   834
        Class R                      $   214
        Class Y                      $    23
        Investor Class               $ 3,304
        Institutional Class          $   406


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.2488
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                        0.2301
        Class C                        0.2294
        Class R                        0.2422
        Class Y                        0.1512
        Investor Class                 0.2491
        Institutional Class            0.2620


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        44,512
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                         7,195
        Class C                         3,681
        Class R                           882
        Class Y                           151
        Investor Class                 12,872
        Institutional Class             1,464


74V.  1 Net asset value per share (to nearest cent)
        Class A                        $ 4.44
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                        $ 4.44
        Class C                        $ 4.43
        Class R                        $ 4.43
        Class Y                        $ 4.44
        Investor Class                 $ 4.44
        Institutional Class            $ 4.44